EXHIBIT 21

SUBSIDIARIES OF IVAX CORPORATION

Name of Subsidiary	Jurisdiction of Organization
Domestic
American Tobacco Products, Inc.	Texas
API Industries, Inc.	Puerto Rico
Baker Cummins Dermatologicals, Inc.	Florida
Baker Norton U.S., Inc.	Florida
Cummins Properties, Inc.	Florida
D & N Holding Company	Delaware
Doral Manufacturing, Inc.	Florida
Diamedix Corporation	Florida
DVM Pharmaceuticals, Inc.	Florida
Goldline Laboratories, Inc.	Florida
Goldline Properties Florida, Inc.	Florida
Immunovision, Inc.	Florida
Indiana Protein Technologies, Inc.	Indiana
Ivax D Sub, LLC	Delaware
IVAX Diagnostics, Inc.	Delaware
IVAX Far East, Inc.	Florida
IVAX Laboratories, Inc.	Florida
IVAX Laboratories Puerto Rico, Inc.	Florida
IVAX Manufacturing, Inc.	Florida
IVX Oncology, Inc.	Florida
IVAX Pharmaceuticals, Inc.	Florida
IVAX Pharmaceuticals Caribe, Inc.	Delaware
IVAX Pharmaceuticals Golden Glades, Inc.	Florida
IVAX Pharmaceuticals NV, Inc.	Florida
IVAX Pharmaceuticals Pralex, Inc.	Delaware
IVAX Research, Inc.	Florida
IVAX Research Institute, Inc.	Florida
IVAX Specialty Chemicals Sub, LLC	Delaware
Pet Technology Corp.	Florida
XAVI Corporation	Florida
XenoBiotic Laboratories, Inc.	Delaware

SUBSIDIARIES OF IVAX CORPORATION

(Continued)

Name of Subsidiary	Jurisdiction of Organization
International
AXIV International Ltd.	Ireland
Baker Cummins Inc.	Canada
C.K. Netpharma Oy	Finland
Coverdale B.V.	Netherlands
Delta Biologicals S.r.l.	Italy
Drogueria Sam S.A.	Argentina
Elmor, S.A.	Venezuela
Elvetium Peru S.A.	Peru
Farmagonist AB	Sweden
Farmasalud S.A.	Chile
Farma System S.A.	Argentina
Galena Pharma Limited Liability Company	Russia
Glaciar S.A.	Chile
IVAX Argentina S.A.	Argentina
IVAX Asia Ltd.	Hong Kong
IVAX (Bermuda) Ltd.	Bermuda
IVAX Drug Research Institute, Ltd.	Hungary
IVAX Farma B.V.	Netherlands
IVAX Farmaceutici S.r.l.	Italy
IVAX Holdings, A.G.	Switzerland
IVAX Holdings C.I.	Cayman Islands
IVAX India PVT Limited	India
IVAX International, B.V.	Netherlands
IVAX International GmbH	Switzerland
IVAX International (Luxembourg) Sarl	Luxembourg
IVAX Manufacturing Argentina S.A.	Argentina
IVAX Peru S.A.	Peru
IVAX Pharma GmbH	Germany
IVAX Pharmaceuticals (Beijing) Co. Ltd.	China
IVAX Pharmaceuticals Canada, Inc.	Canada
IVAX Pharmaceuticals Mexico, S.A. De C.V.	Mexico
IVAX Pharmaceuticals South Africa (Pty) Ltd.	South Africa
IVAX Pharmaceuticals Sro	Czech Republic
IVAX Pharma Poland Sp. z.o.o.	Poland
IVAX SAS	France
IVAX Singapore Ptd. Ltd.	Singapore
IVAX Scandinavia AB	Sweden
IVAX UK Limited	England
IVAX Uruguay S.A.	Uruguay
Kilburn B.V.	Netherlands
Kunming Baker Norton Pharmaceutical Co. Ltd	China
LabChile Investment Corp.	Cayman Islands
Laboratorio Chile S.A.	Chile
Laboratorios Elmor, S.A.	Venezuela

SUBSIDIARIES OF IVAX CORPORATION

(Continued)

Name of Subsidiary	Jurisdiction of Organization
Laboratorios Elmor S.A. (Guacara)	Venezuela
LBC International Corp.	Cayman Islands
LBC Pharmaceuticals Brasil Ltda.	Brazil
LBC Pharmaceuticals Colombia S.A.	Colombia
Maancirkel Holding B.V.	Netherlands
Medimport Scandinavia AB	Sweden
Moviler S.A.	Uruguay
Natural Health Products Corporation, C.A.	Venezuela
Norton Gelkaps Gelatine Kapsel Produktion GmbH	Germany
Norton Healthcare Limited	England
Norton Healthcare (1998) Limited	England
Norton (Waterford) Limited	Ireland
OFA, CA	Venezuela
Pharmatrade S.A.	Chile
Rowan International S.A.	Uruguay
Vitrium Division Farmaceutica, S.A. de C.V.	Mexico
Zenith Goldline, S.A.	Dominican Republic